Exhibit 2.2

CERTIFICATE OF CORRECTION OF CERTIFICATE OF INCORPORATION OF GIN & LUCK INC. Gin & Luck Inc . , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law") , does hereby certify as follows : 1. The name of the Corporation is Gin & Luck Inc . (the "Corporation"). 2. The Second Amended & Restated Certificate of Incorporation w a s filed by th e Secretary of State of Delaware on April 16 , 2024 (the "Certificate " ) and by the Certificate requires correction as permitted by Section 103 ( f) of the General Corporation Law . 3. The inaccuracies or defects of the Certificate to be corrected are as follows : ( i) Article II will be corrected to update the address for the registered agen t w hich w as inad v ertently wrong due to a clerical error, and (ii) Article V will be updated to correct an administrati v e e rror where the number of authorized shares of Series B Preferred Stock w a s erroneousl y describe d as 6 , 598 , 482 instead of the correct number of authorized shares o f Series B Preferred Stock which is 6 , 847 , 022 . 4. The corrected Certificate is set forth in its entirety as follows: ** **** **** * ******** * * Sta t e of D e laware Secreta ry of S t a t e D i vision of Co rporation s Deli vere d 01:46 PM 06 1 27 1 2024 FILE D 0 1 :46 PM 06 12712 024 SR 20243005914 - F il e N u m ber 6439593

GIN & LUCK INC. SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware) Gin & Luck Inc . , a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify as follows : 1. The name of this corporation is Gin & Luck Inc . and that this corporation was originally incorporated pursuant to the General Corporation Law on October 8 , 2020 under the name Gin & Luck Inc . An Amended & Restated Certificate of Incorporation was filed on September 22 , 2021 . 2. The Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows . RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference . 3. Exhibit A referred to above is attached hereto as Exhibit A and is hereby incorporated herein by this reference . This Second Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law . 4. This Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation's Amended Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law . IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this April 16 , 2024 . By:/s/ David Kaplan David Kaplan, Chief Executive Officer

- 1 - Exhibit A GIN & LUCK INC. SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION ARTICLE I: NAME. The name of this corporation is Gin & Luck Inc. (the "Corporation"). ARTICLE II: REGISTERED OFFICE. The address of the registered office of the Corporation in the State ofDelaware is 108 W . 13 th Street, Suite 100 , Wilmington, New Castle County, Delaware 19801 . The name of its registered agent at such address is Vcorp Agent Services, Inc .. ARTICLE III: DEFINITIONS. As used in this Second Amended and Restated Certificate of Incorporation (the "Certificate"), the following terms have the meanings set forth below: "Board Composition" means that for so long as at least 25% percent of the initially issued shares of Preferred Stock remain outstanding: (a) the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect four(4) director(s) of the Corporation ; and (b) The holders of record of the shares of Preferred Stock, exclusively, and as a separate class shall be entitled to elect two (2) director(s) of the Corporation ; "Series A Original Issue Price" means $ . 8791 per share for the Series A Preferred Stock . "Series B Original Issue Price" means $ . 9093 per share for the Series B Preferred Stock . "Series C - 1 Original Issue Price" means $ 1 . 81044 per share for the Series C - 1 Preferred Stock. "Series C - 2 Original Issue Price" means $1.50260 per share for the Series C - 2 Preferred Stock. "Requisite Holders" means the holders of at least a majority of the outstanding shares of Preferred Stock (voting as a single class on an as - converted basis). ARTICLE IV: PURPOSE. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law. ARTICLE V: AUTHORIZED SHARES.

- 2 - The total number of shares of all classes of stock that the Corporation has authority to issue is 54 , 186 , 287 , consisting of (a) 38 , 000 , 000 shares of Common Stock, $ 0 . 0001 par value per share ("Common Stock") and (b) 16 , 186 , 287 shares of Preferred Stock, $ 0 . 0001 par value per share ("Preferred Stocli') . The Common Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein . As of the effective date of this Certificate, (i) 33 , 906 , 778 shares of Common Stock are designated Class A Common Stock ; (ii) 3 , 025 , 002 shares of Common Stock are designated Class B Common Stock ; and (iii) 1 , 068 , 220 shares of Common Stock are designated Class C Common Stock . The Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein . As of the effective date of this Certificate, (i) 3 , 061 , 653 shares of Preferred Stock are designated "Series A Preferred Stock" ; (ii) 6 , 847 , 022 shares of Preferred Stock are designated "Series B Preferred Stock" ; (iii) 5 , 523 , 517 shares of Preferred Stock are designated "Series C - 1 Preferred Stock" ; and (iv) 754 , 095 shares of Preferred Stock are designated "Series C - 2 Preferred Stock" . A. COMMON STOCK The following rights, powers privileges and restrictions, qualifications, and limitations apply to the Common Stock. 1. General . The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Preferred Stock set forth in this Certificate . 2. Voting. 1. Class A Common Stock Voting . The holders of the Class A Common Stock are entitled to one vot e for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings) . The holder s of the Class A Common Stock shall vote together with the holder s of the other classe s of Common Stock as a singl e class on any matter presented to the stockholder s of the Corporation for their action or consideration at a meeting of the of stockholders (and written actions in lieu of meetings) . The number of authorized share s of Clas s A Common Stock may be increased or decreased (but not belo w the number of share s thereof then outstanding) by the affirmative vote of the holder s of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provision s of Section 242 (b)(2) of the General Corporation Law . 2. Class B Common Stock Voting . The holders of the Class B Common Stock are entitled to one vote for each share of Class B Common Stock held at all meetings of stockholders (and written actions in lieu of meetings) . The holders of the Class B Common Stock shall vote together with the holders of the other classes of Common Stock as a single class on any matter

- 3 - presented to the stockholders of the Corporation for their action or consideration at a meeting of the of stockholders (and written actions in lieu of meetings) . The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242 (b)(2) of the General Corporation Law . 2 . 3 Class C Common Stock Voting . The holders of the Class C Common Stock are entitled to one vote for each share of Class C Common Stock held at all meetings of stockholders (and written actions in lieu of meetings) . The holders of the Class C Common Stock shall vote together with the holders of the other classes of Common Stock as a single class on any matter presented to the stockholders of the Corporation for their action or consideration at a meeting of the of stockholders (and written actions in lieu of meetings) . The number of authorized shares of Class C Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242 (b)(2) of the General Corporation Law . 3. Conversion Rights 1. Conversion of Class B Common Stock into Class A Common Stock. Upon the earlier of (i) closing of the sale of shares of Common Stock to the public in a firm - commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 , as amended (an "IPO") and a (ii) Deemed Liquidation Event (defined below), all shares of each series of Class B Common Stock held by a holder thereof shall automatically be converted into the following number of shares of Class A Common Stock : A= B * ((MC - HA)+ (MC)) For purposes of the foregoing formula, the following definitions shall apply : "A" means the number of shares of Class A Common Stock issuable upon conversion of shares of such series of Class B Common Stock . "B" means number of shares of such series of Class B Common Stock held by such holder . In the event of an IPO, "MC" means the Corporation's market capitalization immediately after giving effect to the IPO, which shall be equal to the product of (x) the offering price per share in the IPO, times (y) the aggregate number of outstanding shares of Common Stock immediately after giving effect to the IPO ; and in the event of a Deemed Liquidation Event, "MC" means the transaction value of such Deemed Liquidation Event . "HA" means the Hurdle Amount (as defined below) of the applicable series of Class B Common Stock .

- 4 - Hurdle Amount. The Hurdle Amount of the Class B Common Stock is $13,000,000 (the "Class B Common Stock Hurdle Amount"). All holders of record of shares of Class B Common Stock shall be sent written notice of such mandatory conversion and the place and time designated for mandatory conversion (the "Class B Common Conversion Time") of all such shares of Class B Common Stock pursuant to this Section 3 . 1 . Such notice need not be sent in advance of the occurrence of the IPO . Upon receipt of such notice, each holder of shares of Class B Common Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice . If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing . All rights with respect to the Class B Common Stock converted pursuant to this Section 3 . I, will terminate at the Class B Common Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 3 . I . As soon as practicable after the Class B Common Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Class B Common Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in lieu of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion . Such converted Class B Common Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly . No fractional shares of Class A Common Stock shall be issued upon conversion of the Class B Common Stock . In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class A Common Stock as determined in good faith by the Board of Directors of the Corporation (the "Board") . Any fractional share (and the amount of cash payable in lieu thereof) shall be determined on the basis of the total number of shares of Class B Common Stock the holder is at the time converting into Class A Common Stock and the aggregate number of shares of Class A Common Stock issuable upon such conversion . 3.2 Conversion of Class C Common Stock into Class A Common Stock. Upon the earlier of (i) an IPO and a (ii) Deemed Liquidation Event (defined below), all shares of each series of Class C Common Stock held by a holder thereof shall automatically be converted into the following number of shares of Class A Common Stock : A=B * ((MC - HA)+(MC))

- 5 - For purposes of the foregoing formula, the following definitions shall apply: "A" means the number of shares of Class A Common Stock issuable upon conversion of shares of such series of Class C Common Stock. "B" means number of shares of such series of Class C Common Stock held by such holder. In the event of an IPO, "MC" means the Corporation's market capitalization immediately after giving effect to the IPO, which shall be equal to the product of (x) the offering price per share in the IPO, times (y) the aggregate number of outstanding shares of Common Stock immediately after giving effect to the IPO ; and in the event of a Deemed Liquidation Event, "MC" means the transaction value of such Deemed Liquidation Event . "HA" means the Hurdle Amount (as defined below) of the applicable series of Class C Common Stock. Hurdle Amount. The Hurdle Amount of the Class C Common Stock is $16,090,928.00 (the "Class C Common Stock Hurdle Amount"). All holders of record of shares of Class C Common Stock shall be sent written notice of such mandatory conversion and the place and time designated for mandatory conversion (the "Class C Common Conversion Time") of all such shares of Class C Common Stock pursuant to this Section 3 . 2 . Such notice need not be sent in advance of the occurrence of the IPO . Upon receipt of such notice, each holder of shares of Class C Common Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice . If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing . All rights with respect to the Class C Common Stock converted pursuant to this Section 3 . 2 , will terminate at the Class C Common Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 3 . 2 . As soon as practicable after the Class C Common Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Class C Common Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in lieu of any fraction of a share of Class C Common Stock otherwise issuable upon such conversion . Such converted Class C Common Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class C Common Stock accordingly . No fractional shares of Class A Common Stock shall be issued upon conversion of the Class C Common Stock . In lieu of any fractional shares to which the holder

- 6 - would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class A Common Stock as determined in good faith by the Board . Any fractional share (and the amount of cash payable in lieu thereof) shall be determined on the basis of the total number of shares of Class C Common Stock the holder is at the time converting into Class A Common Stock and the aggregate number of shares of Class A Common Stock issuable upon such conversion . 3 . 3 Dividends ; Splits and Combinations . If the Corporation shall declare, pay or set asid e any dividend s on any class or series of Common Stock (other than dividends on such class or series of Common Stock payable in shares of such class or series of Common Stock) the holder s of each other class and series of Common Stock shall be entitled to receive the sam e per share dividend as tha t paid on such class or series of Common Stock . If the Corporation shall mak e or issue, or fix a record dat e for the determination of holder s of any class or series of Common Stock entitled to receive, a dividend or other distribution payable on such class or series of Common Stock in additional shares of such class or series of Common Stock, then and in each such even t the Corporation shall pay on each other class and series of Common Stock a dividend or distribution of an equal number of shares of such other class or series of Common Stock so tha t the proportion of outstanding shares of each class and series of Common Stock remains the sam e before and after giving effect to such dividend or distribution . If the Corporation shall at any time or from time to time effect a subdivision or combination of any class or series of Common Stock, each other class and series of Common Stock shall be proportionately subdivided or combined, as the case may be . B. PREFERRED STOCK The following rights, powers and privileges, and restrictions, qualifications and limitations, shall apply to the Preferred Stock . Unless otherwise indicated, references to "Sections" in this Part B of this Article V refer to sections of this Part B . 1. Liquidation, Dissolution, or Winding Up; Certain Mergers, Consolidations and Asset Sales. 1. Preferential Payments to Holders of Preferred Stock . In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, (i) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets of the Corporation available for distribution to its stockholders, an amount per share equal to the greater of (a) lx the Series A Original Issue Price, plus the Series A Accruing Dividends and any other dividends declared but unpaid thereon, less the aggregate amount of dividends actually paid thereon prior to liquidation or (b) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 3 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the "Series A Liquidation Amount") ; (ii) the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets of the Corporation available for distribution to its stockholders, an amount per share equal to the greater of (a) lx the Series B Original Issue Price, plus any dividends declared but unpaid thereon, less

- 7 - the aggregate amount of dividends actually paid thereon prior to liquidation or (b) such amount per share as would have been payable had all shares of Serie s B Preferred Stock been converted into Common Stock pursuan t to Section 3 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuan t to this sentenc e is hereinafter referred to as the "Series B Liquidation Amount") ; (iii) the holders of shares of Series C - 1 Preferred Stock then outstanding shall be entitled to be paid out of the funds and asset s of the Corporation availabl e for distribution to it s stockholders, an amount per share equa l to the greater of(a) Ix the Series C - 1 Original Issue Price, plus any dividends declared bu t unpaid thereon, less the aggregate amount of dividends actually paid thereon prior to liquidation or (b) such amount per share as would have been payable had all shares of Series C - 1 Preferred Stock been converted into Common Stock pursuan t to Section 3 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuan t to this sentenc e is hereinafter referred to as the "Series C - 1 Liquidation Amount") ; and (iv) the holder s of shares of Series C - 2 Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets of the Corporation available for distribution to it s stockholders, an amount per share equal to the greater of (a) Ix the Serie s C - 2 Original Issu e Price, plus any dividend s declared bu t unpaid thereon, less the aggregate amount of dividend s actually paid thereon prior to liquidation or (b) such amount per share as would have been payable had all shares of Serie s C - 2 Preferred Stock been converted into Common Stock pursuan t to Section 3 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the "Series C - 2 Liquidation Amount") . If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the funds and assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holder s of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 1 . 1 , the holders of shares of Preferred Stock shall share ratably in any distribution of the fund s and asset s availabl e for distribution in proportion to the respective amount s which would otherwis e be payable in respect of the shares held by the m upon such distribution if all amounts payable on or with respect to such shares were paid in full . 2. Payments to Holders of Common Stock . In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock subject to Subsection I . I, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all securities as if they had been converted to Common Stock pursuant to the terms of the Certificate immediately prior to such liquidation or winding up of the Corporation . 3. Deemed Liquidation Events. 1. Definition . Each of the following events is a "Deemed Liquidation Event" unless the Requisite Holders elect otherwise by written notice received by the Corporation at least five (5) days prior to the effective date of any such event : (a) a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of

- 8 - the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities tha t represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party ; provided that, for the purpos e of this Section 1 . 3 . I, all shares of Common Stock issuable upon exercise of option s outstanding immediately prior to such merger or consolidation or upon conversion of any outstanding convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, deemed to be converted or exchanged in such merger or consolidation on the sam e terms as the actua l outstanding shares of Common Stock are converted or exchanged ; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation, except where such sale, lease, transfer or other disposition is to the Corporation or one or more wholly owned subsidiaries of the Corporation . 1 . 3 . 4 Amount Deemed Paid or Distributed . The funds and assets deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer or other disposition described in this Section 1 . 3 will be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity . The value of such property, rights or securities shall be determined in good faith by the Board . 2. Voting. 1. General . On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock may cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter . Fractional votes shall not be permitted and any fractional voting rights available on an as - converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) will be rounded to the nearest whole number (with one - half being rounded upward) . Except as provided by law or by the other provisions of this Certificate, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on an as - converted basis, shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision of this Certificate, to notice of any stockholder meeting in accordance with the Bylaws of the Corporation .

- 9 - 2. Voting Procedures . Each holder of Preferred Stock (or, if converted or exchanged, such class of stock into which the Preferred Stock may be converted or exchanged) shall have seven (7) calendar days after receipt of notice (the "Notice Period") to vote on any action subject to a vote of the holder . If a holder of Preferred Stock fails to vote within the Notice Period, such failure will serve as authorization for the Board to vote such holder's shares in alignment with the majority of all voting Preferred Stock (or, if converted or exchanged, such class of stock into which the Preferred Stock may be converted or exchanged) ; provided, however, that if less than 33 % of the Preferred Stock (or, if converted or exchanged, such class of stock into which the Preferred Stock may be converted or exchanged) have voted within the Notice Period, the Notice Period will be extended by a minimum of seven (7) calendar days up to a maximum of fourteen (14) calendar days until at least 33 % of the Preferred Stock (or, if converted or exchanged, such class of stock into which the Preferred Stock may be converted or exchanged) have voted on such action, and if, after the Notice Period has been extended up to the maximum fourteen (14) calendar days, less than 33 % of the Preferred Stock (or, if converted or exchanged, such class of stock into which the Preferred Stock may be converted or exchanged) have voted on such action, the Board shall be authorized to vote on such action on behalf of such shares that failed to vote in the Board's discretion . 3. Election of Directors . The holders ofrecord of the Corporation's capital stock are entitled to elect directors as described in the Board Composition . Any director elected as provided in the preceding sentence may be removed without cause by the affirmative vote of the holders of the shares of the class, classes, or series of capital stock entitled to elect the director or directors, given either at a special meeting of the stockholders duly called for that purpose or pursuant to a written consent of stockholders . At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class, classes, or series entitled to elect the director constitutes a quorum for the purpose of electing the director . 4. Preferred Stock Protective Provisions . At any time when at least 25 % of the initially issued shares of Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate) the written consent or affirmative vote of the Requisite Holders, given in writing or by vote at a meeting, consenting, or voting (as the case may be) separately as a single class : (a) alter the rights, powers or privileges of the Preferred Stock set forth in the Certificate or Bylaws, as then in effect, in a way that adversely affects the Preferred Stock ; (b) increase or decrease the authorized number of shares of any class or series of capital stock ; (c) authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, powers, or privileges set forth in the certificate of incorporation of the Corporation, as then in effect, that are senior to or on a parity with any series of Preferred Stock ;

(d) redeem or repurchase any shares of Common Stock or Pre - ferred Stock (other than pursuant to employee or consultant agreements giving the Corporation the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement) ; (e) declare or pay any dividend or otherwise make a distribution to holders of Common Stock (other than dividends or distributions payable on the Common Stock solely in the form of additional shares of Common Stock) ; (f) increase or decrease the number of directors of the Corporation; (g) liquidate, dissolve, or wind - up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent, agree or commit to do any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval required by this Section 2 . 4 . 3. Conversion. The holders of the Preferred Stock have the following conversion rights (the "Conversion Rights"): 3.I Right to Convert. 1. Conversion Ratio . Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Clas s A Common Stock as is determined by dividing the Original Issu e Pric e for the series of Preferred Stock by the Conversion Pric e for tha t series of Preferred Stock in effect at the time of conversion . The "Conversion Price" for each series of Preferred Stock means the Original Issu e Price for such series of Preferred Stock, which initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Clas s A Common Stock, is subject to adjustment as provided in this Certificate . 2. Termination of Conversion Rights . Subject to Section 3 . 3 . 1 in the case of a Contingency Event herein, in the event of a liquidation, dissolution, or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights will terminate at the clos e of business on the last full day preceding the date fixed for the first payment of any funds and assets distributable on such even t to the holder s of Preferred Stock . 2. Fractional Shares . No fractional shares of Class A Common Stock will be issued upon conversion of the Preferred Stock . In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class A Common Stock as determined in good faith by the Board . Whether or not fractional shares would be issuable upon such conversion will be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Class A Common Stock and the aggregate number of shares of Class A Common Stock issuable upon such conversion . 3. Mechanics of Conversion.

- 11 - 1. Notic e of Conversion . To voluntarily convert shares of Preferred Stock into shares of Class A Common Stock, if the share s are certificated, a holder of Preferred Stock shall surrender the certificate or certificates for the share s of Preferred Stock (or, if such registered holder allege s tha t any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim tha t may be mad e against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the offic e of the transfer agen t for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice tha t the holder elects to convert all or any number of the shares of the Preferred Stock represented by the certificate or certificates and, if applicable, any even t on which the conversion is contingent (a "Contingency Event") . The conversion notice must state the holder's nam e or the name s of the nominees in which such holder wishe s the certificate or certificates for shares of Clas s A Common Stock to be issued . If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instrument s of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder's attorney duly authorized in writing . The clos e of busines s on the dat e of receipt by the transfer agen t (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates (or los t certificate affidavit and agreement) and notice (or, iflater, the dat e on which all Contingency Events have occurred) will be the time of conversion (the "Conversion Time"), and the shares of Clas s A Common Stock issuable upon conversion of the share s represented by such certificate shall be deemed to be outstanding of record as of such time . The Corporation shall, as soon as practicable after the Conversion Time, (a) issu e and deliver to the holder, or to the holder's nominees, a certificate or certificates for the number of full shares of Clas s A Common Stock issuabl e upon the conversion in accordance with the provision s of this Certificate and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate tha t were not converted into Clas s A Common Stock, (b) pay in cash such amount as provided in Section 3 . 2 in lieu of any fraction of a share of Class A Common Stock otherwise issuabl e upon such conversion and (c) pay all declared bu t unpaid dividend s on the share s of Preferred Stock converted . 2. Reservation of Shares . For the purpose of effecting the conversion of the Preferred Stock, the Corporation shall at all times while any share of Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued capital stock, that number of its duly authorized shares of Class A Common Stock as may from time to time be sufficient to effect the conversion of all outstanding Preferred Stock ; and if at any time the number of authorized but unissued shares of Class A Common Stock is not be sufficient to effect the conversion of all then - outstanding shares of the Preferred Stock, the Corporation shall use its best efforts to cause such corporate action to be taken as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate . Before taking any action that would cause an adjustment reducing the Conversion Price of a series of Preferred Stock below the then - par value of the shares of Class A Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation shall take any corporate action that may be necessary so that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at such adjusted Conversion Price .

- 12 - 3. Effect of Conversion . All shares of Preferred Stock that shall have been surrendered for conversion as provided in this Certificate shall no longer be deemed to be outstanding and all rights with respect to such shares will immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 3 . 2 , and to receive payment of any dividends declared but unpaid thereon . Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued . 4. No Further Adjustment . Upon any conversion of shares of Preferred Stock, no adjustment to the Conversion Price of the applicable series of Preferred Stock will be made with respect to the converted shares for any declared but unpaid dividends on such series of Preferred Stock or on the Class A Common Stock delivered upon conversion . 5. Taxes . The Corporation shall pay any and all issu e and other similar taxes tha t may be payable in respect of any issuanc e or delivery of shares of Clas s A Common Stock upon conversion of Preferred Stock pursuan t to this Section 3 . The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Clas s A Common Stock in a nam e other than tha t in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be mad e unles s and until the person or entity requesting such issuanc e has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, tha t such tax ha s been paid . 4. Adjustment for Stock Splits and Combinations . If the Corporation at any time or from time to time after the date on which the first share of a series of Preferred Stock is issued by the Corporation (such date referred to herein as the "Original Issue Date" for such series of Preferred Stock) effects a subdivision of the outstanding Class A Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of that series will be increased in proportion to the increase in the aggregate number of shares of Class A Common Stock outstanding . If the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock combines the outstanding shares of Class A Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before the combination will be proportionately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Class A Common Stock outstanding . Any adjustment under this Section 3 . 4 becomes effective at the close of business on the date the subdivision or combination becomes effective . 5. Adjustment for Certain Dividends and Distributions . If the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock makes or issues, or fixes a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable on the Class A Common Stock in additional shares of Class A Common Stock, then and in each such event the Conversion Price for such series of Preferred Stock in effect immediately before the event will be decreased as of the time of such issuance or, in the event a record date has been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction :

- 13 - (a) the numerator of which is the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of the issuance or the close of business on the record date, and (b) the denominator of which is the total number of shares of Class A Common Stock issued and outstanding immediately before the time of such issuance or the close of business on the record date plus the number of shares of Class A Common Stock issuable in payment of such dividend or distribution . Notwithstanding the foregoing, (i) if such record date has have been fixed and the dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close ofbusiness on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 3 . 5 as of the time of actual payment of such dividends or distributions ; and (ii) no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Class A Common Stock in a number equal to the number of shares of Class A Common Stock that they would have received if all outstanding shares of such series of Preferred Stock had been converted into Class A Common Stock on the date of the event . 6. Adjustments for Other Dividends and Distributions . If the Corporation at any time or from time to time after the Original Issu e Dat e for a series of Preferred Stock shall makes or issues, or fixes a record date for the determination of holder s of Class A Common Stock entitled to receive, a dividend or other distribution payable in securitie s of the Corporation (other than a distribution of shares of Clas s A Common Stock in respect of outstanding shares of Class A Common Stock), then and in each such event the Corporation shall make, simultaneously with the distribution to the holder s of Clas s A Common Stock, adividend or other distribution to the holders of the series of Preferred Stock in an amount equal to the amount of securities as the holder s would have received if all outstanding shares of such series of Preferred Stock had been converted into Clas s A Common Stock on the dat e of such event . 7. Adjustment for Reclassification, Exchange and Substitution . If at any time or from time to time after the Original Issu e Dat e for a series of Preferred Stock the Class A Common Stock issuable upon the conversion of such series of Preferred Stock is changed into the sam e or a different number of shares of any class or classe s of stock of the Corporation, whether by recapitalization, reclassification, or otherwise (other than by a stock split or combination, dividend, distribution, merger or consolidation covered by Section s 3 . 4 , 3 . 5 , 3 . 6 or 3 . 8 or by Section 1 . 3 regarding a Deemed Liquidation Event), then in any such even t each holder of such series of Preferred Stock may thereafter convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Clas s A Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change . 8. Adjustment for Merger or Consolidation . Subject to the provision s of Section 1 . 3 , ifany consolidation or merger occur s involving the Corporation in which the Class A Common Stock (but not a series of Preferred Stock) is converted into or exchanged for securities, cash, or other property (other than a transaction covered by Section s 3 . 5 , 3 . 6 or 3 . 7 ), then, following any such consolidation or merger, the Corporation shall provide tha t each share of such series of

- 14 - Preferred Stock will thereafter be convertible, in lieu of the Class A Common Stock into which it was convertible prior to the event, into the kind and amount of securities, cash, or other property which a holder of the number of shares of Class A Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to the consolidation or merger would have been entitled to receive pursuant to the transaction ; and, in such case, the Corporation shall make appropriate adjustment (as determined in good faith by the Board) in the application of the provisions in this Section 3 with respect to the rights and interests thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth in this Section 3 (including provisions with respect to changes in and other adjustments of the Conversion Price of such series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock . 9. Certificate as to Adjustments . Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 3 , the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 15 days thereafter, compute such adjustment or readjustment in accordance with the terms of this Certificate and furnish to each holder of such series of Preferred Stock a certificate setting forth the adjustment or readjustment (including the kind and amount of securities, cash, or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based . The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of any series of Preferred Stock (but in any event not later than IO days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the Conversion Price of such series of Preferred Stock then in effect and (b) the number of shares of Common Stock and the amount, if any, of other securities, cash, or property which then would be received upon the conversion of such series of Preferred Stock . 10. Mandatory Conversion . Upon either (a) an !PO or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders at the time of such vote or consent, voting as a single class on an as - converted basis (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent, the "Mandatory Conversion Time"), ( i) all outstanding shares of Preferred Stock will automatically convert into shares of Common Stock, at the applicable ratio described in Section 3 . 1 . 1 as the same may be adjusted from time to time in accordance with Section 3 and (ii) such shares may not be reissued by the Corporation . 3 . 11 Procedural Requirements . The Corporation shall notify in writing all holders ofrecord of shares of Preferred Stock of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to Section 3 . 10 . Unless otherwise provided in this Certificate, the notice need not be sent in advance of the occurrence of the Mandatory Conversion Time . Upon receipt of the notice, each holder of shares of Preferred Stock shall surrender such holder's certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter

- 15 - receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 3 . If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder's attorney duly authorized in writing . Al l right s with respect to the Preferred Stock converted pursuant to Section 3 . 10 , including the rights, if any, to receive notices and vot e (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holder s thereof to surrender the certificates at or prior to such time), except only the right s of the holder s thereof, upon surrender of their certificate or certificates (or los t certificate affidavit and agreement) therefor, to receive the items provided for in the nex t sentenc e of this Section 3 . 11 . As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or los t certificate affidavit and agreement) for Preferred Stock, the Corporation shall issu e and deliver to such holder, or to such holder's nominee(s), a certificate or certificates for the number of full shares of Common Stock issuabl e on such conversion in accordance with the provision s hereof, together with cash as provided in Section 3 . 2 in lieu of any fraction of a share of Common Stock otherwis e issuabl e upon such conversion and the payment of any declared bu t unpaid dividend s on the share s of Preferred Stock converted . Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter tak e such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (and the applicable series thereof) accordingly . 4. Dividends . From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of $ . 070328 per share shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the "Series A Accruing Dividends"), provided that the Series A Accruing Dividend will be calculated as if the date of issuance for the Series A Preferred Stock was the date on which the security which was converted into the Series A Preferred Stock was issued . Series A Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative ; provided, however, that except as set forth in the following sentence of this Section 4 , such Series A Accruing Dividends shall be payable only when, as, and if declared by the Board and the Corporation shall be under no obligation to pay such Series A Accruing Dividends, except as otherwise set forth herein . Holders of Series B Preferred Stock, Series C - 1 Preferred Stock, and Series C - 2 Preferred Stock shall receive dividends when declared by the Board . 5. Redeemed or Otherwise Acquired Shares . Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries will be auto matically and immediately cancelled and retired and shall not be reissued, sold or transferred . Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following any such redemption . 6. Waiver . Any of the rights, powers, privileges and other terms of the Preferred Stock set forth herein may be waived prospectively or retrospectively on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of the Requisite Holders . 7. Notice of Record Date. In the event:

- 16 - (a) the Corporation takes a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security ; or (b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event ; or (c) of the voluntary or involuntary dissolution, liquidation or winding - up of the Corporation, then, and in each such case, the Corporation shall send or cause to be sent to the holders of the Preferred Stock a written notice specifying, as the case may be, (i) the record date for such dividend, distribution, or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding - up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) will be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding - up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock . The Corporation shall send the notice at least 20 days before the earlier of the record date or effective date for the event specified in the notice . 9 . Notices . Except as otherwis e provided herein, any notic e required or permitted by the provision s of this Article V to be given to a holder of shares of Preferred Stock must be mailed, postage prepaid, to the pos t office addres s last shown on the records of the Corporation, or given by electronic communication in compliance with the provision s of the General Corporation Law, and will be deemed sent upon such mailing or electronic transmission . ARTICLE VI: PREEMPTIVE RIGHTS. No stockholder of the Corporation has a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and the stockholder . ARTICLE VII: STOCK REPURCHASES. In accordance with Section 500 of the California Corporations Code, a distribution can be made without regard to any preferential dividends arrears amount (as defined in Section 500 of the California Corporations Code) or any preferential rights amount (as defined in Section 500 of the California Corporations Code) in connection with (i) repurchases of Common Stock issued to or held by employees, officers, directors, or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in

- 17 - agreements providing for such right, (iii) repurchases of Common Stock or Preferred Stock in connection with the settlement of disputes with any stockholder, or (iv) any other repurchase or redemption of Common Stock or Preferred Stock approved by the holders of Preferred Stock of the Corporation . ARTICLE VIII: BYLAW PROVISIONS. A. AMENDMENT OF BYLAWS . Subject to any additional vote required by this Certificate or bylaws of the Corporation (the "Bylaws"), in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws . B. NUMBER OF DIRECTORS . Subject to any additional vote required by this Certificate, the number of directors of the Corporation will be determined in the manner set forth in the Bylaws . C. BALLOT . Elections of directors need not be by written ballot unless the Bylaws so provide . D. MEETINGS AND BOOKS . Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide . The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws . ARTICLE IX: DIRECTOR LIABILITY. A. LIMITATION . To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director . If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended . Any repeal or modification of the foregoing provisions of this Article IX by the stockholders will not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification . B. INDEMNIFICATION . To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law . C. MODIFICATION . Any amendment, repeal, or modification of the foregoing provisions of this Article IX will not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification .

- 18 - ARTICLE X: CORPORATE OPPORTUNITIES. The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity . "Excluded Opportunity" means any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (a "Covered Person"), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation . * * * * *